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                                                                   EXHIBIT 10.41


                          SOFTWARE RESELLER AGREEMENT


         This SOFTWARE RESELLER AGREEMENT ("Agreement") is dated as of December 13, 1995, and is between A.D.A.M. SOFTWARE, INC., a Georgia corporation ("ADAM") and PEARSON PROFESSIONAL (AUSTRALIA) PTY LTD., an Australian company ("Reseller").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. BACKGROUND. ADAM is the owner of certain Products (as defined below) consisting of computer software programs and related documentation. Reseller desires to obtain the right to distribute such Products, and ADAM agrees to grant to Reseller such right to distribute the Products in the Territory (as defined below) as set forth herein.

         2. DEFINITIONS. As used in this Agreement, its Exhibits, and any amendments thereto, the terms herein will have the meaning and definition as specified below:

                 2.1. "Confidential Information" means information, other than Trade Secrets, that is of value to its owner, that is treated by its owner as confidential, and that is identified by its owner in writing as "Confidential" at the time of disclosure or within thirty (30) days following disclosure.

                 2.2. "Copies for Demonstration Purposes" means copies of the Products held by Reseller for purposes of demonstration to prospective End-Users as set forth herein and not for actual production use.

                 2.3. "Effective Date" means the date on which this Agreement is executed by both parties through their authorized representatives.

                 2.4. "End-User" means any end user which obtains a Product or Products in accordance with an End-User Agreement for the purpose of using same for internal or educational use only or for use in connection with the provision of healthcare services, and not for remarketing or distribution of any kind.

                 2.5. "End-User Agreement" means a written license agreement with respect to a Product in favor of an End-User, in the form attached hereto as EXHIBIT C, which may be revised from time to time in the sole discretion of ADAM.

                 2.6. "Intended Markets" means (i) all educational markets, including K-12, universities, graduate schools, medical schools, allied health schools, and nursing schools;
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(ii)  physicians, hospitals, clinics or other healthcare providers; or (iii)
pharmaceutical and medical device manufacturers or distributors.

                 2.7. "License Fee" means the monetary amounts specified in EXHIBIT A to be paid by Reseller to ADAM for each of the Products ordered by Reseller as set forth herein. Such amounts are subject to change as set forth in Section 5.1 below.

                 2.8. "Marks" means any trademarks, service marks or tradenames of ADAM associated with the Products as designated by ADAM.

                 2.9. "New Products" means any new software program, including but not limited to derivative works of any Product or Products, in either object code or source code form, and any related documentation, derivative or otherwise, co-developed or co-published by the parties pursuant to a separate, written co-development or co-publishing agreement between the parties.

                 2.10. "Orders" means written orders of Reseller for Products identifying each Product ordered, quantities desired, and shipping and invoicing addresses. Orders shall be placed by Reseller using the Order Form attached hereto as EXHIBIT E in accordance with the provisions of Section 4.1(j).

                 2.11. "Products" means the specific version and release of ADAM's computer software programs, in object code, machine readable form only, and the related documentation, including, without limitation, illustrative content contained therein, which are specifically identified in EXHIBIT A, and any subsequent revisions, releases or derivatives of those specific Products listed on EXHIBIT A which are intended specifically for the Intended Markets. It is understood and acknowledged that ADAM may, from time to time, develop or co-develop other computer software products or print products which are based upon or derived from ADAM's existing Products, or which include content from such Products, but which are intended primarily for markets other than the Intended Markets, and it is further acknowledged and agreed that such other products will not constitute Products for purposes of this Agreement, By way of illustration (but not limitation), products intended primarily for the mass distribution markets (consumer products), would not be considered Products for purposes of this Agreement. The term Products will not include products which are developed or co-developed by ADAM which are intended for use with the Products (such as supplemental or auxiliary products).

                 2.12. "Propriety Information" means Trade Secrets and Confidential Information.

                 2.13.  "Territory" means the countries listed on Exhibit B.

                 2.14. "Trade Secrets" means information which: (a) derives economic value, actual or potential, from not being generally known to, and not being ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (b) is the





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subject of efforts that are reasonable under the circumstances to maintain its secrecy, and (c) is identified by its owner in writing as a "Trade Secret," either at the time of disclosure or within thirty (30) days following disclosure.

         3.      GRANT.

                 3.1. ADAM grants Reseller a nonexclusive, nontransferable, nonassignable and limited right to market and distribute the Products to End-Users in the Territory, solely as set forth in this Agreement.

                 3.2. ADAM agrees that, during the term of this Agreement, ADAM will not itself distribute the Products in the Territory (except through Reseller), nor will it authorize or grant to any third party the right to distribute any of the Products in the Territory. Notwithstanding the foregoing provisions of this Section 3.2, it is understood and agreed that ADAM has authorized (and may hereafter authorize) third party distributors to distribute copies of Products in the Territory in "bundles" with products of other software publishers (where such products are sold together for a single price or are sold together with computer equipment for a single price). ADAM will inform Reseller when such a bundled distribution will be made in the Territory. Revenues received by ADAM from any copies of Products distributed in the Territory in bundles will be credited towards Reseller's Performance Objective for the year in which the bundled copies are distributed.

                 3.3. Notwithstanding the provisions of Section 3.2, it is understood and agreed that, if ADAM co-develops or co-publishes a product intended for use with one or more of the Products, ADAM will have the right to authorize the third party which has co-developed or co-published such product (the "Co-Developer") to distribute such co-developed or co-published product in the Territory, as well as to distribute Products in the Territory, so long as the Products are offered by the Co-Developer in conjunction with the co-developed or co-published product. Moreover, in the event that ADAM co-develops or co-publishes a Product with a third party, such third party co-developer or co-publisher may retain the right to market and distribute such new Product in the Territory on either an exclusive or nonexclusive basis.

                 3.4. Except with the prior written consent of ADAM, which consent may be given or withheld in ADAM's sole discretion, Reseller will in no event distribute any of the Products to (i) a party which intends to resell or redistribute such Products outside the Territory, or (ii) to any party for ultimate use outside of the Territory.

                 3.5. From time to time, ADAM may, in its sole discretion, make available to Reseller for distribution in the Territory (on a non-exclusive basis) products of ADAM other than the Products (such as products intended for markets other than the Intended Markets or new products intended for use with the Products). ADAM will also notify Reseller of the terms and conditions applicable to the distribution of such other products, including license fees. If Reseller elects (in its sole discretion) to distribute such other products, the terms of this Agreement will





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apply to the distribution of such products (other than the provisions of
Section 3.2 above), except to the extent otherwise provided in the terms and conditions specified by ADAM as contemplated in the preceding sentence.

                 3.6. The grant of rights under this Paragraph 3 is personal to Reseller and does not include the right to appoint any sub-resellers or sub-distributors without the written consent of ADAM, which consent will not be unreasonably withheld by ADAM. Any sub-reseller or sub-distributor appointed by Reseller (with the consent of ADAM) will be required to enter into a sub-reseller's agreement in the form attached as EXHIBIT F. ADAM reserves the right to request that Reseller appoint third parties specified by ADAM as sub-resellers subject to Reseller's approval (which will not be unreasonably withheld).

                 3.7. ADAM grants Reseller a nonexclusive, nontransferable, nonassignable and limited right and license to use the Marks in marketing the Products solely in accordance with Paragraphs 4 and 11 of this Agreement.

                 3.8. ADAM agrees to provide Reseller with a total of twenty-six (26) fully functioning Copies for Demonstration Purposes free of charge (ADAM will determine the actual mix of Products to be included in the total). Additional Copies for Demonstration Purposes may be purchased at a cost to be agreed upon by ADAM and Reseller. ADAM grants Reseller a nonexclusive, nontransferable, nonassignable, and limited right and license to use the Copies for Demonstration Purposes solely for purposes of demonstration to prospective End-Users and not for actual production use. Reseller will use the Copies for Demonstration Purposes only for demonstration to prospective End-Users on computer systems owned or leased by Reseller or on the computer system of a prospective End-User. In each such case, Reseller will control and limit the use of the Copies for Demonstration Purposes for the specific purpose authorized above. Within ten (10) days of the termination of this Agreement, Reseller shall, at its expense, return all Copies for Demonstration Purposes to ADAM. For the purposes of this Agreement, Copies for Demonstration Purposes will be considered Products.

         4.      OBLIGATIONS OF THE PARTIES

                 4.1.     Reseller.

                          (a) Reseller will use its commercially reasonable efforts to promote and market the Products to End-Users in the Territory in accordance with terms of the Annual Plan established in accordance with this Section. To effectively market the Products, Reseller agrees that it will:

                                  (i) maintain appropriate computer equipment, as defined by the then-current ADAM recommended hardware requirements, which will permit it to demonstrate the Products to potential End-Users at both customer sites and





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                 appropriate Reseller locations (the current ADAM recommended hardware requirements are specified in EXHIBIT G);

                                  (ii)  cause its personnel to become
                 proficient in the use of the Products and the demonstration of the Products to potential End-Users;

                                  (iii)  commit sufficient resources from its
                 sales departments towards satisfaction of the sales performance objectives specified in Section 4.1(b) below
                 (the "Performance Objectives"), and cause its sales personnel to be certified as qualified ADAM sales representatives whose responsibilities shall include establishing, qualifying and maintaining sales relationships wherever possible;

                                  (iv)  commit sufficient resources from its
                 Sales Promotion operations to promote the Products in accordance with the initial marketing plan specified in EXHIBIT D (the Initial Annual Plan). Such promotions shall include without limitation direct mail, print advertising, direct sales calls, telemarketing and exhibition attendance.

                          (b) Reseller's sales performance objective for the Territory (the "Performance Objective") for the first year of this Agreement, commencing upon execution of this Agreement and continuing through December 31, 1996, will be distribution of Products to End-Users in the Territory with aggregate License Fees to ADAM (as specified in Section 5.1 below) of U.S. $95,000. In the event that Reseller satisfies its first year Performance Objective, the term of this Agreement will automatically be extended for a second year. If the Performance Objective is not satisfied, then ADAM will have the right to terminate the Agreement upon written notice to Reseller.

                          If this Agreement continues for a second year, commencing January 1, 1997 and continuing through December 31, 1997, the parties will discuss an appropriate Performance Objective for the second year.

                          (c) Sixty (60) days prior to the end of the first year of this Agreement, Reseller and ADAM will confer to review performance and discuss Reseller's plans for the ensuing year concerning the sale of Products. Reseller will furnish ADAM with Reseller's marketing and sales plans for the year, which shall include
         (i) sales projections for the year (on a quarterly basis), (ii) information concerning the computer equipment in Reseller's possession and available for use in Product demonstrations, and (iii) information concerning the training of Reseller's personnel in the use and demonstration of the Products (the "Annual Plan"). Upon approval of the Annual Plan by ADAM, such Annual Plan will be effective during the following year. A similar procedure will be used to establish an Annual Plan for each year thereafter for so long as this Agreement shall





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         continue in existence.  The initial Annual Plan for the first year under this Agreement is attached hereto as EXHIBIT D.

                          (d) Reseller will furnish ADAM, on a monthly basis, a report and review of all sales with regard to the Products. Such report shall include but is not limited to the name, address and telephone number of each End-User to whom Reseller has distributed a copy of Product during the preceding month so that each End-User can be registered as a licensed End-User.

                          (e) Reseller will submit to ADAM, prior to use, distribution, or disclosure, any advertising, promotional and marketing materials, and publicity relating to the Products proposed to be used by Reseller (the "Marketing Materials"). Reseller may not use, distribute, or disclose the Marketing Materials unless approved by ADAM's Marketing Department, which approval will not be unreasonably withheld. ADAM shall approve or disapprove such Marketing Materials within ten (10) business days of ADAM's receipt of Reseller's written request to use, distribute or disclose such Marketing Materials. In the event ADAM shall fail to approve or disapprove within such ten (10) business day period, ADAM shall be deemed to have approved of such use, distribution or disclosure of the Marketing Materials by Reseller. Thereafter, the parties will mutually agree upon an appropriate procedure to be used for prior approval of marketing and advertising materials. In all events, all such marketing materials will comply with the guidelines furnished by ADAM from time to time, and with the provisions of Paragraph 11 of this Agreement.

                          (f) Reseller will have the authority to market the Products under the terms and conditions of the End-User Agreement only. Reseller has and will exercise no authority to make any alterations to the End-User Agreement.

                          (g) Reseller has and will exercise no authority to make statements, warranties or representations concerning the Products that exceed or are inconsistent with the marketing materials or technical specifications provided to Reseller by ADAM. Reseller has and will exercise no authority to bind ADAM to any undertaking or performance with respect to the Products.

                          (h) Reseller may offer directly to End-Users, separate and independent of its functions as a Reseller of ADAM Products under this Agreement, appropriate ancillary Products or services. The terms, conditions and charges for such Products or services will be established by Reseller with End-Users. Reseller will inform End-Users that ADAM's obligations are limited to those contained in the End-User Agreement with End-Users solely and that Products or services of Reseller are offered on Reseller's own account and that Reseller remains solely responsible for such ancillary Products or services.





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                          (i)  Orders will be placed by Reseller with ADAM
         utilizing the Order Form attached hereto as EXHIBIT E, and will be subject to product availability and to acceptance by ADAM. ADAM agrees that it will not reject any orders placed by Reseller in accordance with this Section for the sole purpose of causing Reseller not to meet the Performance Objectives specified in Section 4.1(b) above. If the Product is unavailable, ADAM reserves the right to cancel an order or to reschedule shipment from a promised shipment date. Orders may be faxed to ADAM as specified on the Order Form. Unless otherwise specified by Reseller, all Products will be shipped by ADAM to Reseller's authorized and identified warehouse facilities via air freight common carrier, F.O.B. ADAM's facilities. All freight charges, taxes, duties and customs charges, insurance and miscellaneous costs are to be paid by Reseller. ADAM may change the form of the Order Form or the procedures for placing orders by sending a copy of the new form or procedures to Reseller. Upon receipt and acceptance by ADAM of Orders delivered to ADAM by Reseller, ADAM will invoice Reseller as set forth in Paragraph 5 below. In the event that ADAM delivers the Products to Reseller for delivery to End-User, Reseller will deliver the Products to such End-User only as delivered by ADAM to Reseller (that is, in the form of complete shrink-wrapped packages as shipped by ADAM); provided that Reseller may place a label on the outside of the packaging, identifying Reseller as a distributor of Products (Reseller will submit any such label to ADAM for ADAM's review and approval prior to any such use). In no event shall any such shrink-wrapped packages furnished by ADAM be repackaged, unless (i) prior written consent is obtained from ADAM, or (ii) the Products have been returned, damaged or updated and must be re-shrink wrapped,

                          (j) Reseller shall not during the term of this Agreement or at any time thereafter, directly or indirectly, copy, reproduce, manufacture, reverse engineer, disassemble, or reverse compile the software comprising the Products, or disclose or distribute the design, structure, or operation of any Product or part thereof, to any person, corporation or other entity. ADAM shall have and retain all right, title and interest in and to all intellectual property rights relating to the Products.

                 4.2. ADAM. In addition to the obligations specified elsewhere in this Agreement, ADAM also agrees:

                          (a) to use all commercially reasonable efforts to obtain distribution rights in the Territory for any co-published or third party software which was designed or intended for use in conjunction with any Products;

                          (b) that where it has co-developed a Product with a third party, and that third party retains the right to market and distribute such new Product in the Territory, or is granted the right to market the Products in the Territory, ADAM will use its commercially reasonable efforts to ensure that such rights retained or granted to the third party do not substantially impair Reseller's business interests in the Territory;





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                          (c)  to fully inform Reseller of all marketing and
         distribution of the Products outside the Territory, and to End-Users other than those specified in Section 2.4 within the Territory;

                          (d)  in order to assist in the transition of
         distribution to Reseller, ADAM will provide Reseller with a list of the names and addresses of all current End-Users of Products in the Territory (to the extent that ADAM has such information);

                          (e) to commit sufficient technical and financial resources to assist Reseller in the marketing, promotion and public relations of the Products; and

                          (f) to exchange Reseller's inventory stock of Products and Copies for Demonstration Purposes for upgraded versions, and to replace all Products and Copies for Demonstration Purposes received from ADAM in a damaged condition, provided that Reseller shall pay all costs of return shipping to ADAM, and ADAM shall pay all costs of reshipping to Reseller.

         5.      LICENSE FEES AND PAYMENT.

                 5.1. Reseller will pay ADAM the License Fees specified in EXHIBIT A for each of the Products ordered by Reseller and shipped by ADAM as set forth herein at payment terms specified by ADAM. Reseller will pay ADAM within forty-five (45) days of the date of invoice therefor from ADAM. License Fees owed by Reseller will be discounted by one percent (1%) if payment is received by ADAM within fifteen (15) days of the date of invoice therefor. A two percent (2%) penalty will be added to License Fees owed by Reseller if payment is not received by ADAM within forty-five (45) days of the date of invoice therefor. ADAM reserves the right to change the License Fees specified above at any time, in ADAM's sole discretion, by providing Reseller with an amended EXHIBIT A, specifying the new License Fees. Any such change in the License Fees will be effective thirty (30) days after the date such amended EXHIBIT A is provided to Reseller.

                 5.2. All payments from Reseller to ADAM hereunder will be in U.S. Dollars. Reseller will pay ADAM by means of a company check, bank check or wire transfer to ADAM's bank.

                 5.3. The amounts due to ADAM as set forth herein are net amounts to be received by ADAM, exclusive of all taxes, and are not subject to offset or reduction because of any costs, expenses, or liabilities incurred by Reseller or imposed on ADAM in the performance of this Agreement or otherwise due as a result of this Agreement.

                 5.4. Reseller will be responsible for and will pay directly, any and all taxes, duties and charges incurred in the performance of this Agreement, including, but not limited to, sales and use taxes, withholding taxes, duties and charges imposed by federal, state or local governmental





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authorities in the United States or elsewhere, but excluding U.S. corporate income taxes of ADAM. Reseller will also be responsible for payment of any license fee, assessment, duty, tax, levy, or similar charge imposed by any foreign government as a result of this Agreement or the transactions contemplated by the parties hereunder.

                 5.5. Reseller will set the license fees that it charges End-Users for copies of Products distributed by Reseller pursuant to this Agreement, in the sole discretion of Reseller. Reseller will furnish a copy of its price list to ADAM (and a copy of any updates to the price list as changes are made by Reseller from time to time).

         6.      NONDISCLOSURE AND CONFIDENTIALITY

                 6.1. Each party hereunder may disclose to the other party certain Trade Secrets and Confidential Information. For purposes of this Paragraph 6, "Owner" refers to the party disclosing Trade Secrets or Confidential Information hereunder, whether such party is ADAM or Reseller, and "Recipient" refers to the party receiving any Trade Secrets or Confidential Information hereunder, whether such party is ADAM or Reseller.

                 6.2. Recipient agrees to hold the Proprietary Information of Owner in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information of Owner to any third party, or utilize the Proprietary Information of Owner for any purpose whatsoever other than as expressly or impliedly contemplated by this Agreement. With regard to the Trade Secrets, this obligation will continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, this obligation will continue for the term of this Agreement and for a period of three (3) years thereafter. The foregoing obligations will not apply if and to the extent that:

                 (a) Recipient establishes that the information communicated was already known to Recipient, without obligations to keep such information confidential, at the time of the Recipient's receipt from Owner, as evidenced by documents in the possession of Recipient prepared or received prior to disclosure of such information;

                 (b) Recipient establishes that the information communicated was received by Recipient in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or

                 (c) Recipient establishes that the information communicated was publicly known at the time of Recipient's receipt from Owner or has become publicly known other than by a breach of this Agreement.





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                 6.3.  Without limiting the general obligations specified above in Section 6.2, Recipient agrees to implement the following security steps in order to protect the confidentiality and security of the Proprietary
Information of Owner:

                 (a) Implement internal procedures to limit, control and supervise the use of the Proprietary Information of Owner;

                 (b) Make the Proprietary Information of Owner available only to full-time employees of Recipient who have executed written agreements requiring them to recognize the proprietary and confidential nature of the Proprietary Information of Owner and to comply with the nondisclosure obligations set forth herein;

                 (c) Notify Owner in writing of any suspected or known breach of the obligations and/or restrictions set forth in this Paragraph 6; and

                 (d) Use those security procedures it uses for its own Proprietary Information which it protects against unauthorized disclosure, appropriation or use.

         7.      PROPRIETARY RIGHTS.

                 7.1. Reseller acknowledges that nothing herein gives it any right, title or interest in the Products or the Marks except for Reseller's express rights to distribute the Products in accordance with the provisions of Paragraph 3 of this Agreement.

                 7.2. Reseller acknowledges and agrees that, as between ADAM and Reseller, ADAM or its suppliers maintain exclusive ownership of the Products in all forms (both object code and source code) and all copies and all portions thereof and the Marks, including, without limitation, any and all worldwide copyrights, patents, trademarks, service marks, trade names, trade secret, proprietary and confidential information rights and other property rights associated with the Products and the Marks.

         8. WARRANTIES. ADAM DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES TO RESELLER WITH RESPECT TO THE PRODUCTS, ANY COPIES THEREOF, ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY AGAINST INFRINGEMENT AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.





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         9.      LIMITATION OF LIABILITY.

                 9.1. RESELLER ACKNOWLEDGES AND AGREES THAT IN NO EVENT SHALL ADAM OR ANY AFFILIATE OF ADAM, OR ANY OF ADAM'S OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES BE LIABLE TO RESELLER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY RELATING TO THE PRODUCTS, EVEN IF ADAM HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING.

                 9.2. IN NO EVENT WILL ADAM'S LIABILITY FOR ANY DAMAGES TO RESELLER OR TO ANY THIRD PARTY ARISING OUT OF OR RELATING TO THE PRODUCTS EVER EXCEED THE AMOUNT OF FEES PAID BY RESELLER TO ADAM HEREUNDER, OR PAID BY SUCH THIRD PARTY TO RESELLER, AS THE CASE MAY BE, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

         10.     INDEMNIFICATION.

                 10.1. ADAM will defend, at its expense, any action (or portion thereof) brought against Reseller based upon a claim that the Products infringe upon a copyright or violate the trade secret rights of any third party. ADAM will indemnify and hold harmless Reseller against damages and costs including reasonable attorneys' fees, penalties and interest finally awarded against Reseller in such actions directly attributable to such claims. ADAM will not be obligated to indemnify any claim of infringement if such infringement arises out of the use or combination of the Products with other software.

                 10.2. Reseller agrees to indemnify, defend and hold harmless ADAM, its affiliates, and their directors, officers, shareholders, employees and agents from and against any claims, liabilities, losses, damages, causes of action or injuries, together with costs and expenses, including reasonable attorneys' fees, arising out of or resulting from:

                 (a) Any actions or omissions on the part of Reseller in distributing or marketing the Products;

                 (b) Any statements, claims, representations or warranties made by Reseller or its employees, agents or representatives, relating to the Products, other than as authorized by ADAM in writing or made in ADAM's own writings; or

                 (c) Any failure on the part of Reseller to pay any taxes, duties or assessments due hereunder or other amounts as set forth in Paragraph 5.





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                 10.3.  The indemnification set forth in Paragraphs 10.1 and
10.2 is conditioned upon the indemnified party providing the indemnifying party
(i) notice of any claim or cause of action upon which the indemnified party intends to base a claim of indemnification hereunder, and (ii) the indemnified party providing reasonable assistance and cooperation to enable the indemnifying party to defend the action or claim hereunder. The indemnifying party will have the right to defend any action or proceeding involving a claim that the indemnifying party is obligated to indemnify hereunder. The indemnifying party will not be obligated to indemnify any claim that is settled by the other party without the prior written consent of the indemnifying party.

         11.     USE OF MARKS.

                 11.1. In connection with the use of the Marks as permitted in Paragraph 3, Reseller agrees to comply in all respects with any guidelines or directions provided by ADAM with respect to proper usage of the Marks. At the request of ADAM, Reseller will submit to ADAM's Marketing Department any and all materials bearing or including any of the Marks, for prior review and approval by ADAM. Upon the request of ADAM, Reseller agrees to discontinue the use of (i) any Marks being used by Reseller in a manner determined by ADAM in its sole discretion to be inconsistent with the guidelines set forth above, or
(ii) any trademark, service mark, or tradename deemed by ADAM to create a likelihood of confusion with a Mark.

                 11.2. Reseller acknowledges ADAM's right, title and interest in and to the Marks. Reseller covenants and agrees not to file or prepare any application for registration of any of the Marks, or assert any right, title or other interest in or to the Marks, other than the rights specifically granted to Reseller hereunder. Reseller agrees not to adopt, use, file for registration, or register any trademark, service mark, or tradename which may be an infringement of any one or more of the Marks or result in a likelihood or confusion with a Mark.

                 11.3. Reseller agrees not to commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair the rights, title or interest of ADAM in or to the Marks. Reseller agrees not to claim or assert any rights, title or interest in or to the Marks in any way. The parties agree that all uses of the Marks by Reseller will be in such a manner as to inure at all times to the benefit of ADAM. Reseller will not use any language or display any Marks in such a manner as to create the impression that the Marks belong to and are owned by Reseller. Reseller may not use the Marks in combination with any other trademarks, tradenames, service marks, or other designations, without the prior written approval of ADAM.

                 11.4. Reseller will promptly notify ADAM of any and all known infringements or known attempted infringements of any Marks. ADAM reserves all rights regarding a decision to initiate any legal action against an alleged infringer, provided that at the request of ADAM, Reseller will provide reasonable assistance to ADAM in connection therewith.

         12.     DISPUTE RESOLUTION,

                 12.1.  Each party, to the extent permitted by applicable law,
(i) hereby irrevocably submits itself to and consents to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia for the purposes of any suit, action or other proceeding in connection with any controversy, claim or dispute relating to this Agreement or to enforce a resolution, settlement, order or award made pursuant hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereby agrees to the entry of an order and to the confession of judgment to enforce a resolution, settlement, order or award made pursuant to this Section 12.1 by the United States District Court for the Northern District of Georgia and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of any laws or public policy.

                 12.2. Each party further irrevocably consents to service of process in any action, suit or proceeding by personal service or by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth on the signature page of this Agreement, provided that a reasonable period for appearance is allowed. The foregoing, however, will not limit the right of a party to serve process in any other manner permitted by law. Any judgment against a party or the assets of a party in any suit for which such party has no further right of appeal will be conclusive, and may be enforced in other jurisdictions by suit on the judgment in accordance with Section 12.1, a certified or true copy of which judgment will be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described; provided always that a party seeking to enforce a judgment may at its option bring suit, or institute other judicial proceedings, against another party or any of its assets in the court of any country or place where such other party engages in business or such assets may be found.

         13.     SUPPORT.

                 13.1. ADAM agrees to supply Reseller with a qualified staff member for the purposes of training and educating Reseller and its personnel on the Product and its applications for a period not to exceed one (1) week. Any travel required by ADAM's staff member shall be mutually agreed upon in advance by ADAM and Reseller. All travel expenses and lodging within Australia for ADAM's staff member will be paid by Reseller. All travel expenses and lodging between Australia and the United States for ADAM's staff member will be paid by ADAM.

                 13.2. Subject to availability of ADAM's personnel and consistent with ADAM's ongoing business, ADAM agrees to provide to Reseller technical support relating to the Products, during ADAM's normal business hours (Eastern Time). Reseller is authorized to make available to End-Users support and maintenance services on the same basis on which ADAM offers such services generally to End-Users of the Products, at the prices specified on EXHIBIT A. Reseller will provide technical support directly to End-Users who purchase support services by maintaining a telephone help line during normal business hours and will field calls from End-Users who purchase support services. To the extent necessary, Reseller will refer technical problems to ADAM for resolution and will relay resolutions to the End-User. ADAM will furnish to Reseller copies of any fixes, enhancements and updates to the Products that ADAM makes generally available (at no extra charge) to users of the Products in the United States who have purchased support services from ADAM, as part of the support fees paid by such users, and Reseller will distribute such copies directly to End-Users in the Territory who purchase support services.

                 ADAM and Reseller will divide the support and maintenance fees actually received by Reseller as specified on EXHIBIT A. On or before the fifteenth day of each month during the term of this Agreement, Reseller will pay to ADAM the amount due to ADAM in accordance with this Section in respect of the maintenance and support fees received by Reseller during the preceding month. In addition, Reseller will furnish ADAM with a report detailing the number of End-Users in the Territory subscribing for maintenance and support services, together with a report of the total amounts received by Reseller during such month in maintenance and support fees.

         14.     TERM AND TERMINATION

                 14.1. This Agreement commences on the Effective Date and will continue in effect for one (1) year, unless extended in accordance with the provisions of Section 4.1(b) above upon satisfaction of the Performance Objectives or otherwise extended by mutual agreement of the parties in writing.

                 14.2. Either party may terminate this Agreement by written notice if there has been a material breach hereof by the other party, which material breach has not been cured within thirty (30) days after the date of written notice to the breaching party by the non-breaching party.

                 14.3. ADAM may terminate this Agreement upon thirty (30) days prior written notice in the event that Reseller fails to satisfy the Performance Objectives provided for in Section 4.1(b) above.

                 14.4. Either party may terminate this Agreement immediately if Reseller becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or is liquidated, voluntarily or otherwise.

                 14.5. Upon expiration or termination of this Agreement for any reason, Reseller will, at ADAM's option, immediately return to ADAM all ADAM property, including, but not limited to, the Copies for Demonstration Purposes and the Proprietary Information of ADAM. Upon return of such materials, Reseller will provide ADAM with a signed written statement certifying that it has returned all ADAM property to ADAM. Reseller will receive credit against any monies owed to ADAM for all ADAM unsold inventory returned to ADAM in a salable condition. Upon termination of this Agreement for any reason, all rights and licenses granted by ADAM hereunder to Reseller will immediately cease, provided such termination will not result in termination of End-User Agreements extended to End-Users.

                 14.6. Termination or expiration of this Agreement for any reason will automatically accelerate the due date of all invoices and any other monies due to ADAM by Reseller, which will become immediately due and payable on the effective date of termination or expiration.

                 14.7. Upon termination or expiration of this Agreement, the provisions of this Agreement providing for payment of royalties or fees to ADAM, protection of ADAM's proprietary rights, warranties, the limitation of liability, indemnities, arbitration and other provisions of this Agreement concerning the ongoing interests of ADAM, including, but not limited to, Paragraphs 5, 6, 7, 8, 9, 10 and 12 will continue and survive in full force and effect.

         15. ASSIGNMENT. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned in whole or in part by either party without the prior written consent of the other. Notwithstanding the foregoing, either party will have the right to assign its rights and obligations hereunder, (a) to any controlled subsidiary of either party, (b) to any joint venture in which either party is a participant, (c) to any entity which is the survivor in a merger of either party with or into such other entity, or (d) to any acquiror of all or substantially all of the assets of either party.

         16. INDEPENDENT PRINCIPALS. ADAM and Reseller are independent principals in all relationships and actions under and contemplated by this Agreement. This Agreement will not be construed to create any employment, partnership, joint venture, franchise or agency relationship between the parties or to authorize either party to enter into any commitment or agreement binding on the other party, and each party covenants and agrees that it will never contend to the contrary. Reseller will not make any warranties, guarantees or any other commitment on behalf of ADAM.

         17. FORCE MAJEURE. Neither party will be in default by reason of any failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the direct control or foreseeability of such party, including, but not limited to, default by subcontractors or suppliers, acts of God or of the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity, fire, flood, epidemic, restrictions, strikes, and/or freight embargoes.

         18. NON-WAIVER. Any failure by either party to detect, protest, or remedy any breach of this Agreement will not constitute a waiver or impairment of any such term or condition, or the right of such party at any time to avail itself of such remedies as it may have for any breach or breaches of such term or condition. A waiver may only occur pursuant to the prior written express permission of an authorized officer of the other party.

         19. EQUITABLE REMEDIES AND SPECIFIC PERFORMANCE. Reseller acknowledges that each provision in this Agreement providing for the protection of ADAM's copyrights, Proprietary Information and other proprietary rights is material to this Agreement. The parties acknowledge that any threatened or actual breach of ADAM's copyrights or other proprietary rights by Reseller will constitute immediate, irreparable harm to ADAM, for which equitable remedies may be awarded by a court of competent jurisdiction.

         20. GOVERNING LAW. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the State of Georgia without giving effect to its conflict of law rules.

         21. SEVERABILITY. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision will be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect.

         22. COMPLIANCE WITH LAWS. Reseller shall, at its own expense, comply with any and all laws pertaining to the license of the Software Packages in the Territory and the performance of its obligations hereunder, and Reseller shall procure all required governmental licenses and approvals and pay all fees and other charges related thereto. Reseller will limit its actions hereunder to conform to applicable laws regarding the export or reexport of any information, or any process, product, or service, to countries specified as prohibited destinations, including the Regulations of the U.S. Department of Commerce and/or the U.S. State Department, to the extent applicable.

         23. NOTICE. All communications between the parties which are required or permitted to be in writing will be sent by hand delivery, with receipt obtained, by prepaid, first class air mail postal service, certified return receipt requested, by telecopier to the telecopy number specified below, or by private priority express delivery services (such as Federal Express), and sent to the following addresses:

         If to ADAM:

         A.D.A.M. Software, Inc.
         1600 RiverEdge Parkway
         Suite 800
         Atlanta, Georgia 30328
         U.S.A.
         Attention: Cary S. Chandler
         Phone: +1 770 980-0888
         Telecopier: +1 770 955-3088


         with a copy to:


         WILLIAM G. Roche
         King & Spalding
         191 Peachtree Street
         Atlanta, Georgia 30303 U.S.A.
         Phone: +1 404 572-4600
         Telecopier: +1 404 572-5100

         If to Reseller:

         _____________________________
         _____________________________
         _____________________________
         _____________________________
         _____________________________
         _____________________________
         Phone:_______________________
         Telecopier:__________________

         with a copy to:

         _____________________________
         _____________________________
         _____________________________
         _____________________________
         _____________________________
         _____________________________
         _____________________________
         Phone:_______________________
         Telecopier: _________________

By written communication, either party may designate a different address for purposes hereof.

         24. ENTIRE AGREEMENT. This Agreement supersedes and cancels any previous understandings, representations, or agreements between the parties relating to the subject matter hereof and expresses the complete and final understanding with respect to the subject matter hereof and supersedes and cancels all previous and contemporaneous written and oral agreements and communications relating hereto.

                 IN WITNESS WHEREOF, ADAM and Reseller have caused this Agreement to be executed by their respective, duly authorized officers or representatives, effective as of the last date set forth below.

"RESELLER":

PEARSON PROFESSIONAL (Australia)
 PTY LTD.

By: /s/ Peter Hylands
   --------------------------------------------
      (Authorized Signature)

Name (Print): Peter Hylands
             ----------------------------------
Title:        Managing Director
      -----------------------------------------

Date:     12/22/95
     ------------------------------------------

Address: 95 Coventry St
        ---------------------------------------
         South Melbourne
        ---------------------------------------

Telephone:  3 9699 5400
          -------------------------------------
Fax:        3 9696 5205
    -------------------------------------------

"ADAM":

A.D.A.M. SOFTWARE, INC.


By: /s/ Curtis Cain
   --------------------------------------------
      (Authorized Signature)

Name (Print): Curtis Cain
             ----------------------------------
Title:        CEO
      -----------------------------------------
Date:     12/13/95
     ------------------------------------------


By: /s/ Cary Chandler
   --------------------------------------------
      (Authorized Signature)


Name (Print): Cary Chandler
             ----------------------------------
Title:        Vice President
      -----------------------------------------
Date:     12/13/95
     ------------------------------------------

Address:    1600 RiverEdge Parkway
            Suite 800
            Atlanta, Georgia 30329
            U.S.A.

Telephone: +1 770 980-0888
Fax:  +1 770 955-3088

                                  EXHIBIT A


                          PRODUCTS AND FEE SCHEDULE

                                (SEE ATTACHED)

                    INTERNATIONAL DISTRIBUTOR PRICE SHEET


PRODUCTS

- - ----------------------------------------------------------------------------------------------------------------------
     PRODUCT NUMBER                       DESCRIPTION                                  END USER          DISTRIBUTOR
- - -------------------------------------------------------------------------------------  COST (EA)          COST (EA)
(Windows)    (Macintosh)       A.D.A.M. SCHOLAR SERIES                               ---------------------------------
- - ------------------------
                               A.D.A.M. COMPREHENSIVE
ID1007       IM1007            single unit                                             $2,035.00            $1,017.00
ID1007S      IM1007S           with A.D.A.M. Studio                                    $2,630.00            $1,315.00
IDL1007      IML1007           LAB PACK*                                               $7,425.00            $3,712.00
- - ----------------------------------------------------------------------------------------------------------------------
                               A.D.A.M. STANDARD
ITD1007      ITM1007           single unit                                             $  995.00            $  498.00
ITLD1008     ITLM1008          LAB PACK*                                               $3,485.00            $1,742.00
- - ----------------------------------------------------------------------------------------------------------------------
                               A.D.A.M. ESSENTIALS
IED1007      IEM1007           single unit                                             $  350.00            $  175.00
IESD4003     IESM4003          School Edition +                                        $  350.00            $  175.00
IELD4003     IELM4003          School Edition LAB PACK +                               $1,075.00            $  537.00
- - ----------------------------------------------------------------------------------------------------------------------
                               A.D.A.M. STUDIO
ID2001       IM2001            for Comprehensive                                       $  595.00            $  298.00
ITD2001      ITM2001           for Standard                                            $  595.00            $  298.00
- - ----------------------------------------------------------------------------------------------------------------------
- - ----------------------------------------------------------------------------------------------------------------------
                               A.D.A.M. ANIMATION BOOKS
                               Includes animations, pathologies, & devices

ID3002       IM3002            Orthopaedics of the Lower Limb                          $  495.00            $  247.00
ID3003       IM3003            Obstetrics & Gynecology                                 $  495.00            $  247.00
ID3004       IM3004            Trauma                                                  $  495.00            $  247.00
- - ----------------------------------------------------------------------------------------------------------------------

All A.D.A.M. Products include free technical support.

* The Lab Pack for A.D.A.M. Standard and Comprehensive contains a single box, six CDs in individual jewel cases, one printed copy of the user manual, and six quick reference cards.

+ The A.D.A.M. Essentials School Edition is shipped in a 3-ring loose-leaf binder which holds the A.D.A.M. Essentials Teacher's Guide. The A.D.A.M. Essentials Lab Pack contains the 3-ring binder with five CDs in individual jewel cases, five copies of the printed user manual, and one copy of the A.D.A.M. Essentials Teacher's Guide.

PRICES ARE IN U.S. DOLLARS AND ARE SUBJECT TO CHANGE WITHOUT NOTICE. PLEASE NOTE THAT PRICES DO NOT INCLUDE SHIPPING AND HANDLING CHARGES. ALL SHIPPING IS DONE VIA AIR FREIGHT.






                                                                REVISED 12-27-94

         A.D.A.M. Software, Inc. - 1600 RiverEdge Parkway - Suite 800 Atlanta, GA 30328 USA - TEL +1-404-980-0888 - FAX +1-404/988-0611

                                  EXHIBIT B

                                  TERRITORY



        Australia

                                  EXHIBIT C

                              END USER AGREEMENT

                                (SEE ATTACHED)

License and Limited Warranty Agreement

DISCLAIMER
This product is not warranteed to be medically accurate or correct. This product is intended for general educational and entertainment purposes only. The information provided herein should not be used for diagnosis or treatment of any medical condition. A licensed physician should be consulted for diagnosis and treatment of any and all medical conditions.

CAREFULLY READ THIS LICENSE AND LIMITED WARRANTY AGREEMENT (this "Agreement") BEFORE YOU USE THIS PRODUCT. This is a legal agreement between you (either an individual or an entity) and A.D.A.M. Software, Inc. By using this product, you agree to be bound by this Agreement. If you do not agree to the terms of this Agreement do not use this product, and return the product and your receipt to the place you obtained the product, within thirty days after you obtained the product, for a full refund.

DEFINITIONS
The following definitions apply to the terms as they appear in this Agreement:
- - -    "You" and "Your" refer to any person or entity that acquires or uses this
     Product.
- - -    "A.D.A.M. Content" means digitally encoded illustrations, pictures, images, animations, video, sound, text and other non-programmatic material created by A.D.A.M. Software, Inc. or its suppliers.
- - -    "Product" means the Programs, A.D.A.M. Content, documentation and other material provided to You by A.D.A.M. Software, Inc.

LICENSE
You are obtaining limited rights to use this Product subject to the terms of this Agreement. A.D.A.M. Software, Inc. or its suppliers retain ownership of
(i) the Product and (ii) any intellectual properties related to the Product.

PERMITTED USES OF THE PROGRAMS
A.D.A.M. Software, Inc. grants You a limited license to use the Programs as follows. You may make a copy of the Programs on a storage device solely for execution on one computer at a time; load a copy of the Programs in the memory of one computer for use with that computer by one person at a time; and, make a copy of the Programs for archival purposes only.

PROHIBITED USES
You may not use, copy or distribute the Programs, A.D.A.M. Content or documentation contained in this Product except as expressly described in this
Agreement or permitted in writing signed by an authorized representative of
A.D.A.M. Software, Inc.  Without limiting the generality of the foregoing statement, You may not:
- - -    reverse engineer, disassemble or decompile the Programs or in any way attempt to discover or reproduce the codes, techniques, formats, concepts, methods, ideas and information contained in or used to create the Programs;
- - -    export the Product or any portion thereof to any person or entity in violation of the United States Export Administration Act;
- - -    broadcast or televise any of the Programs or A.D.A.M. Content;
- - -    distribute copies of the Programs, A.D.A.M. Content, or documentation contained in the Product or electronically transfer the Programs or
     A.D.A.M. Content from one computer to another over a network;
- - -    sell the Programs or A.D.A.M. Content;
- - -    lend, lease, rent or license the Product, or any portion thereof; or
- - -    make or export copies of the A.D.A.M. Content, or any portion thereof, for use with other computer programs.

GOVERNMENT END USERS
The Product qualifies as commercial computer software for purposes of FAR 52.227-19 and DFARS 52.227.7013. Accordingly, if the Product is acquired by a civilian government agency, it is furnished with only the minimum Restricted Rights provided by FAR 52.227-19. If the Product is acquired by a military agency, it is furnished with only the minimum Restricted Rights provided by DFARS 52.227-7013(c)(1)(ii). Contractor/manufacturer is A.D.A.M. Software, Inc., 1600 RiverEdge Parkway, Suite 600, Atlanta, Georgia 30328.

TERMINATION
This Agreement and Your rights to use the Product terminate automatically if you violate any part of this Agreement. In the event of termination, you must immediately destroy all copies of this Product or return the Product to A.D.A.M. Software, Inc.


LIMITED WARRANTY
A.D.A.M. Software, Inc. warrants that, upon delivery by A.D.A.M. Software, Inc., the media on which the Product is distributed will be free from defects in materials and workmanship and the Programs will substantially conform to published specifications and to the documentation, provided the Programs are used on the computer hardware and with the operating systems for which they were designed. If the Product fails to comply with these limited warranties, A.D.A.M. Software, Inc. will replace the media or, at A.D.A.M. Software, Inc.'s option, make a reasonable effort to correct any nonconformities in the Programs. You must, however, return Your original media, along with a copy of your paid invoice, to A.D.A.M. Software, Inc. or its authorized representative within 90 days of the date you received the Product. If A.D.A.M. Software, Inc. is unable to correct defective media or nonconformities in the Programs, A.D.A.M. Software, Inc. will refund the price You paid for this Product. The refund will fully satisfy all of Your claims under this limited warranty. This limited warranty shall continue for any replacement Product for the rest of the original 90-day warranty period or for 30 days from the date You receive the replacement, whichever is longer. A.D.A.M. Software, Inc.'s liability to You for actual damages for any cause whatsoever, and regardless of the form of the action, will be limited to the money paid for the Product.

A.D.A.M. Software, Inc. does not warrant that the Product is free from all errors and omissions or that the functions contained in the Product will meet your requirements. A.D.A.M. Software, Inc. does not warrant the A.D.A.M. Content meets any particular standard.

EXCEPT AS SPECIFICALLY SET FORTH ABOVE, A.D.A.M. SOFTWARE, INC. AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE.

EXCEPT AS SPECIFICALLY SET FORTH ABOVE, A.D.A.M. SOFTWARE, INC. AND ITS SUPPLIERS WILL IN NO EVENT BE LIABLE FOR ANY DAMAGES WHATSOEVER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, EITHER DIRECT OR INDIRECTLY INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS PROFITS, INCOME OR USE OF DATA. SOME STATES DO NOT ALLOW EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES; THEREFORE, THE LIMITATIONS SET FORTH IN THIS AGREEMENT MAY NOT APPLY TO YOU.

GENERAL
This Agreement constitutes the entire agreement and supersedes any prior agreement between A.D.A.M. Software, Inc. and You concerning the Product. A.D.A.M. Software, Inc. is not bound by any provision of any purchase order, or other document, unless A.D.A.M. Software, Inc. specifically amends this Agreement. This Agreement cannot be amended, modified, or waived, unless the change is written and signed by an authorized corporate officer of A.D.A.M. Software, Inc. This Agreement is governed by the laws of the State of Georgia, without regard to conflict of law principles.
(C) 1994 Macromedia(TM) is licensed from Altura Software, Inc. End user is prohibited from taking any action to derive a source code equivalent of QuickView, including reverse assembly or reverse compilation. (C) 1994 Altura Software, Inc. (C) 1994 Apple Computer, Inc. (C) 1994 Microsoft Corporation. All companies all rights reserved.

(C) 1994 A.D.A.M. Software, Inc.
1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

                                  EXHIBIT D

                                 ANNUAL PLAN

                                (SEE ATTACHED)

PEARSON                                           Pearson Professional
PROFESSIONAL                                      (Australia) Pty Ltd
ASIA PACIFIC                                      ACN 067 457 390

                                                  85 Coventry Street
                                                  GPO Box 1337
                                                  South Melbourne, VIC 3205
                                                  AUSTRALIA

                                                  Tel 461 (0)3 9699-5400
                                                  Fax 461 (0)3 9696-5205

                                                  COMPRISING
                                                  ----------------------------
DATE:     August 22, 1995                         BLEC Books
TO:       Matthew W. Steeves, ADAM                BLEC Business and
          Software, Inc                            Professional
FROM:     Sophie Kaliniecki                       BLEC Business Law Education
RE:       ADAM distribution in                     Centre
           Australasia                            Churchill Livingstone
CC:       Peter Hylands                           Pitman Publishing

Number of pages including cover sheet:3

MESSAGE

Matthew

the following overview may provide a framework for discussion regarding the future distribution and marketing of the ADAM series of products in Australasia. I believe I have given a comprehensive overview of the market, but have refrained from forecasting units until I know the actual level of sales.

GENERAL

The market in Australasia for ADAM product includes Medical Schools/teaching hospitals, Schools of Nursing and Allied Health, College Biology (particularly Human Biology) courses, Secondary Schools and the general public.

The College nursing, medical and science market is increasingly computerized with lecturers frequently demanding more material to supplement basic texts.

Curriculum change has seen the complete integration of nursing into degree programs at college and the movement of postgraduate programs (midwifery, OR etc) away from hospitals into colleges. Nursing Assistant programs are now also moving away from hospitals into vocational colleges, further deepening the academic market. Nursing programs are currently offered in excess of 50 institutions.

The medical curriculum is changing. This year three schools in Australia moved away from the traditional six year program, to follow the US style pre medical curriculum, followed by a problem based clinical program. In these schools the curriculum will not be fully designed until 1997. Reports from the field indicate that by this date, a condition of medical school entry will be personal access to a computer and CD drive. A concern expressed by lecturers at medical schools changing to the new curriculum is that, where students previously received intensive specialized training in subjects such as anatomy, they will now come to their clinical years with a more general education and, as a consequence will require strong supplementary reference/teaching materials.

The allied health market is strong in areas such as physical therapy, where Australian schools have a world leading reputation, producing a proportionately large group of internationally recognized authors. Sports physical therapy is recognized as one of the fastest growing areas. This is a group with strong purchasing power.

PEARSON
PROFESSIONAL
ASIA PACIFIC




The secondary school market is increasingly focussed on preparing students for vocational/technical education and there is a move towards deepening science and technology curriculums.

PROPOSED PROMOTIONAL ACTIVITIES

Representation

Pearson Professional Australia (PPA), has college representation covering medical, nursing and allied health campuses Australia wide with Churchill Livingston(CL) product. All lecturers in key disciplines are personally visited. In 1996 the PPA college reps will be equipped with pc's which will enable them to demonstrate the current range of electric product. CL is a key imprint in the medical education market, and is the leading publisher of Australian nursing titles. PPA will be able to provide the market coverage and knowledge necessary for ADAM, as well as feedback from these markets on products such as the Stanford Package (Mosby) which is currently being heavily sold in. ADAM would complete PPA's strong suite of products in anatomical sciences, and further complement the range of CL electronic products.

PPA works closely with medical booksellers in co-operative conference attendance and mailing. The larger medical booksellers now have reps of their own, calling on academics, libraries, hospitals and specialist practises. We have a high level of communication and offer personal customer service and solid marketing support to resellers. These booksellers are now eagerly embracing electronic product and conducting demonstrations in house and at conferences. Through our relationships with key resellers PPA will be able to offer ADAM further enhanced market coverage.

Direct Mail/Advertising

We access the most targeted medical practitioner mailing lists. Currently PPA is pre promoting Gray's Anatomy--before the end of 1995 it is our aim that every specialist surgeon and practitioner will have received information about the new edition of Gray's. there will be a launch with the Professor of Anatomy from Melbourne University speaking on behalf of he book. The launch will be held on the premises of the largest medical/nursing book retailer in Australla. Gray's, an institutional name in Australia, will continue to be solidly promoted into the practitioner and student market throughout the next year. The synergy between ADAM and Gray's is clear in the Australian market.

Concurrently we conduct or regular discipline based mailings for new book and electronic product to the specialist market. Recent campaigns with new CL electronic product have yielded proportionately high levels of enquiries and sales.

PEARSON
PROFESSIONAL
ASIA PACIFIC


Past academic activity with CL product has ensured that we have a valuable resource database of medical and nursing names from historical sampling records. We would use this database as a vehicle for mailing ADAM into academic institutions and as support for rep activity.

We are able to access the secondary school database through our relationship with our sister company Longman. We have used this database with success for mailing of CL product as schools reference material.

Advertising

PPA uses industry journals and magazines for reviewing, and advertising to specialist disciplines. We would undertake a comprehensive campaign in appropriate publications for the ADAM products.

Conferences

To date this year PPA has attended either as an exhibitor, or in co-operation with a bookseller, 18 health science meetings with 8 currently scheduled before year end. The major meeting for the last quarter this year will be a national physical therapy meeting to be attended by practitioners and educators from all Australian colleges. At this meeting we will launch our own sports physical therapy publication and a new CL journal. At other major meetings we will be showing CL electronic product to surgeons, anesthetists and radiologists. Clearly these are high visibility opportunities for ADAM.

Conclusion

In summary, Pearson Professional Australia proposes that we shall exercise our best efforts to promote the use and sale of ADAM products throughout Australasia. Our representatives will call regularly in key markets, and we will develop and implement an advertising program which will incorporate attendance at all major conferences and concerted efforts in PR. With our proven track record in the academic market and our experience and knowledge of the retail sector of this highly specialized market, we will take an increasing share of the potential market in Australasia for ADAM product. We will provide total customer satisfaction by being completely market responsive, and industry best fulfilment through our relationship with Penguin (a sister Pearson company).

I look forward to further discussions with you, and to forecasting based on previous sales into the territory.

Sincerely

/s/ Sophie Kaliniecki
- - ---------------------
Sophie Kaliniecki

                                  EXHIBIT E


                                  Order Form

                                  EXHIBIT F


                        Form of Sub-Reseller Agreement

                                  EXHIBIT G


                    ADAM Recommended Hardware Requirements



                                (See Attached)

SYSTEM REQUIREMENTS:

Macintosh(R)

68030 processor/16MHZ or higher; System 7;
8 MB RAM; 11 MB hard disk space; 13-inch or larger monitor, 256 colors; Double-speed CD-ROM drive


WINDOWS(TM)

386SX/25 MHZ processor or higher
Microsoft Windows 3.1; 8 MB RAM; 9 MB hard disk space;
SVGA color monitor, 256 colors; Double-speed
CD-ROM drive

                               LIST OF EXHIBITS



EXHIBIT A       Products and Fee Schedule
EXHIBIT B       Territory
EXHIBIT C       End User Agreement
EXHIBIT D       Annual Plan
EXHIBIT E       Order Form
EXHIBIT F       Form of Sub-Reseller Agreement
EXHIBIT G       ADAM Recommended Hardware Requirements